EX-99.e.2.i.a AMENDMENT 1 to APPENDIX A to
THIRD AMENDED AND RESTATED
FINANCIAL INTERMEDIARY DISTRIBUTION AGREEMENT

Delaware Group Adviser Funds	Delaware Group State Tax-Free Income Trust
Delaware Diversified Income Fund	Delaware Tax-Free Pennsylvania Fund
Delaware U.S. Growth Fund
Delaware Group Tax-Free Fund
Delaware Group Cash Reserve	Delaware Tax-Free USA Fund
Delaware Cash Reserve Fund	Delaware Tax-Free USA Intermediate

Delaware Group Equity Funds I	Delaware Group Tax-Free Money Fund
Delaware Balanced Fund	Delaware Tax-Free Money Fund

Delaware Group Equity Funds II	Delaware Group Global & International Funds
Delaware Large Cap Value Fund	Delaware Emerging Markets Fund
Delaware Value Fund	Delaware Global Value Fund
Delaware International Value Equity Fund
Delaware Group Equity Funds III
Delaware American Services Fund	Delaware Pooled Trust
Delaware Small Cap Growth Fund	The Real Estate Investment Trust Portfolio I
Delaware Trend Fund
Voyageur Insured Funds
Delaware Group Equity Funds IV	Delaware Tax-Free Arizona Fund
Delaware Large Cap Growth Fund
Delaware Growth Opportunities Fund	Voyageur Intermediate Tax-Free Funds
Delaware Tax-Free Minnesota Intermediate Fund
Delaware Group Equity Funds V
Delaware Dividend Income Fund	Voyageur Mutual Funds
Delaware Small Cap Core Fund	Delaware Minnesota High-Yield Municipal Bond Fund
Delaware Small Cap Value Fund	Delaware National High-Yield Municipal Bond Fund
Delaware Tax-Free California Fund
Delaware Group Foundation Funds	Delaware Tax-Free Idaho Fund
Delaware Aggressive Allocation Portfolio	Delaware Tax-Free New York Fund
Delaware Moderate Allocation Portfolio
Delaware Conservative Allocation Portfolio	Voyageur Mutual Funds II
Delaware Tax-Free Colorado Fund
Delaware Group Income Funds
Delaware Corporate Bond Fund	Voyageur Mutual Funds III
Delaware Delchester Fund	Delaware Large Cap Core Fund
Delaware Extended Duration Bond Fund	Delaware Select Growth Fund
Delaware High-Yield Opportunities Fund
Voyageur Tax Free Funds
Delaware Group Government Fund	Delaware Tax-Free Minnesota Fund
Delaware Core Plus Bond Fund
Delaware Inflation Protected Bond Fund

Delaware Group Limited-Term Government Funds
Delaware Limited-Term Government Fund